EXHIBIT 10.37

Lease Agreement
Drawn up and signed in Jerusalem on the 07 day of the month of July 2016

Between:
Marshee Estates & investments Ltd.
Company No. 514598655

Whose address for the purpose of this Agreement is:
4 Hanapach St Indust. Zone, Carmiel.
By its authorized signatories
Rachamim Martsiano ID. No 057344483
(Hereinafter: "Lessor")

Of the first part;

And between:
Vishay Advanced Technologies Ltd.
Company No. 512868142

Whose address for the purpose of this Agreement is:
26 Harokmim St. (Building B, floor 6),
Holon 5885800
Tel.: 03-5570888; Fax: 03-5568116
By its authorized signatories
Amir Tal ID. No. 24129538
(Hereinafter: "Lessee")

Of the second part;

Whereas:
The Lessor is entitled to be registered as the owner of full rights of lease of a property situated in 5 Hanapach St. in Carmiel and registered in the land registry office in Nazareth as parcel 45 in block 19160 (hereinafter: "The Property");

And whereas:	A main building and additional buildings are built on the Property (hereinafter: "Buildings");
And whereas:
The Lessee wishes to lease from the Lessor the Leased Premises within their meaning hereunder for the period, the purpose of lease, the consideration and in accordance with the terms set forth in this Agreement hereunder and in unprotected lease;

And whereas:	The Lessor is willing to lease the Leased Premises to the Lessee in accordance with the provisions set forth in this Agreement;
Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	Introduction, appendixes and headings

1.1.	The foregoing preamble shall be an integral part of this Agreement and shall have the same force as any other provision hereof.

1.2.	The Appendixes enclosed with this Agreement shall constitute an integral part thereof.

1.3.	The headings of the sections will serve for the purpose of orientation and convenience only, and will not serve for the purpose of interpreting the Agreement.

2.	Definitions and Appendixes

As used in this Agreement, the following terms shall have the respective meanings set forth beside them below unless otherwise stated expressly:

The Property	-	Parcel 45 in 5 Hanapach St., Carmiel Industrial Zone;
The Buildings, the Complex	-	The buildings, sheds, access routes and anything constructed on the Property;
The Leased Premises	-
Part of the main building in the ground floor of the Building and in the gallery floor and the testing facility building and additional parts as parking spaces, sheds for shelf infrastructures for raw materials etc. all highlighted in red in the blueprint hereby enclosed as an integral part of this Agreement and marked as Appendix A.

"Rent"	-
The total amount of Rent paid by the Lessee to the Lessor calculated in accordance with this Agreement and Appendixes thereof in respect of the Leased Premises as defined in this contract and Appendices.

Management Fees	-	The Management Fees included.
Purpose of Lease	-	The occupation and purpose as stated in section 8 of this Agreement.
Index	-
The consumer price index published by the Central Bureau of Statistics including the same index even if published by another government institution and any other official index superseding the same whether or not based upon the same data as the present Index. In case another Index is used, the rate between the other Index and the replaced Index shall be determined by the Central Bureau of Statistics.

Base Index	-	The Index that was published on June 15th 2016, that is to say: the Index of May 2016.

3.	The lease

3.1.	The Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor the Leased Premises.

3.2.	The lease is made for the period and under the terms set forth in this Agreement.

3.3.
The parties agree that any amendment of this Agreement that is made by the parties with relation to the Purpose of Lease, the Term of Lease, the Rent and manner of payment thereof or regarding any other matter may be performed and shall be in effect only if executed by the parties and signed by the parties.

4.	Declarations of the parties

The Lessee hereby declares and undertakes as follows:

4.1.
That it was the owner of the Property and that it is familiar and knows any detail in connection with the Leased Premises, the Property and the Buildings including, and without derogating from the generality of the aforesaid, any detail regarding engineering and any commercial, economic, legal and other details that may affect its decision to lease the Leased Premises and operate its business from the Leased Premises. The Lessee shall not present any argument against the Lessor regarding lack of conformity, choice, defect or another in anything related to the Property, the Building and the Leased Premises including possibilities of use thereof with all ensuing consequences and it waives any argument as aforesaid.

4.2.
That it was informed that the Lessor intends to lease the remaining areas in the Property and that it is possible that the areas of the Building and/or design thereof will be changed including implementation of extensions and interior modifications, with all ensuing consequences. The Lessee declares that it is aware that there is a possibility that the other areas in the Property will not be leased until the Lease Commencement Date and that adjustment works might be implemented in the Buildings and in the Property in favor of the lessee/lessees of the other areas in the Property. These works shall be implemented while causing minimal disruption to the Lessee and the use of the Lessee of the Leased Premises. The Lessee shall have no claim and/or allegation towards the Lessor or towards any other entity in connection with the implementation of the works in the Property and/or the Buildings, interior modifications, rate of construction, a disturbance and/or nuisance in connection therewith and anything associated therewith and/or arising therefrom. And provided that to the extent that the rate of implementation of such works as aforesaid does not affect the reasonable use of the Leased Premises by the Lessee and access routes thereto.

The Lessor declares and undertakes:

4.3.
That it shall not initiate the change of the permitted objects in accordance with the relevant Urban Building Plan (UBP) in a manner that will affect the rights of the Lessee in the Leased Premises in accordance with this Agreement.

4.4.
The Leased Premises shall be delivered to the Lessee on the Delivery Date or on the Lease Commencement Date, as the case may be, in their condition "as-is" on the Lease Commencement Date, after implementation of the adjustment works that apply explicitly to the Lessor as stated in Appendix B of this Agreement. It is clarified that all adjustment works, except for the works that apply to the Lessor, shall be implemented by the Lessee and at its expense.

4.5.	The Lessor undertakes to grant convenient, lit and safe access to and from the Leased Premises.

4.6.	The Lessee is not aware of any legal preclusion preventing it from signing this Agreement and that its competent organs approved the engagement in this Agreement.

4.7.
The Lessor shall assure to perform gardening works in the public areas, cleaning the public areas in the Complex (subject to fulfilling the undertakings of the Lessee to dispose the waste from the Leased Premises).

4.8.
In any event of malfunction in the utilities in the Complex and/or the Building outside the area of the Leased Premises the said malfunction shall be repaired promptly by the Lessor and/or anyone acting on its behalf at the expense of the Lessor.

5.	Non-applicability of tenancy protection laws

It is hereby declared and clarified that:

5.1.	The Buildings in the Complex constitute a new building whose construction was completed after the Hebrew year 5731 (1970-1971).

5.2.
The Leased Premises is a property in a new building in accordance with the provisions set forth in Section 14A of the Tenant Protection Law [Consolidated Version] 5732-1972. The Leased Premises are leased in accordance with the provisions set forth in this section and therefore the provisions set forth in this law shall not apply to the lease contemplated in this Agreement.

5.3.	On the commencement date of the Tenant Protection Law (Miscellaneous Provisions) 5728-1968 the Lessee was not entitled to possess the Leased Premises.

5.4.
The Lessee hereby declares that it was not asked and did not pay any key money or any payment that might be construed as key money and that all works, modifications, additions, improvements and enhancements that are implemented in the Leased Premises are not and will not be considered as material modifications, will not constitute key money and the provisions set forth in part C of the Tenant Protection Law [Consolidated Version] 5732-1972 regarding key money shall not apply to this Agreement.

5.5.
The lease, the Lessee and the Leased Premises are not protected in accordance with the provisions set forth in the Tenant Protection Law [Consolidated Version] 5732-1972 or in accordance with the provisions set forth in any other law that grants protection to a lessee or a tenant in any other manner, whether the ones existing on the date of signing this Agreement and whether the ones enacted in the future, and the said laws and amendments thereof and the regulations that were promulgated and/or that will be promulgated thereunder do not apply and will not apply to the lease, the Lessee, the Leased Premises and this Agreement.

5.6.	At the time of vacating the Leased Premises the Lessee shall not be entitled to any payment not as key money and not in any other manner.

6.	Term of Lease

6.1.	It is hereby agreed that the Term of Lease shall be for a period of 60 months as of Nov. 10, 2016 and until Nov. 9, 2021 (hereinafter: "Term of Lease").

6.2.
On the condition that the Lessee complies with all the terms set forth in the Lease Agreement during the Term of Lease the Lessee is granted the option to lease the Leased Premises for an additional period of 60 months as of Nov. 10, 2021 and until Nov. 9, 2026 (hereinafter: "Option Term") and provided that the Lessee delivered a written notice 6 months prior to expiration of the Term of Lease regarding its wish to exercise the Option Term. In case the Lessee exercised the Option Term as stated in the said notice, the provisions set forth in the Lease Agreement shall apply to the Option Term, mutatis mutandis. For the avoidance of doubt, during the Option Term the Rent shall be in the amount of NIS 66,950 (in addition to linkage differentials as specified hereunder).

6.3.	Notwithstanding the aforesaid, it is hereby agreed that the Lessee shall be entitled to terminate the Lease Agreement upon the occurrence of each of the following events:

6.3.1.
Full or partial termination of the Term of Lease at any time after expiration of the period of the first three years, in case the Lessee finds a substitute lessee who will step in and take over the Lessee to the satisfaction of the Lessor.

6.3.2.	During the Option Term, if exercised, the Lessee shall be entitled to terminate the Lease Agreement at any time upon delivery of a 12 months' prior and written notice.

6.4.
Notwithstanding the aforesaid, it is agreed that in circumstances in which the Term of Lease expires and the Lessee did not exercise the Option or in circumstances in which the Lessee acted in accordance with the provisions set forth in section 6.03, the Lessee shall be entitled to continue and lease the testing facility building separately as marked in the blueprint, Appendix A until expiration of the Option Term as stated in section 6.02 above.

In circumstances in which the Term of Lease of the Leased Premises expires and/or in circumstances in which the Lessee acts in the manner set forth in section 6.03 and vacates the Leased Premises, except for the testing facility, Rent in respect of testing facility shall be in the amount of NIS 5,000 (five thousand new Israeli shekels) in addition to VAT per month, and the other provisions set forth in this Agreement shall continue to apply to the lease of the testing facility, mutatis mutandis.

For the avoidance of doubt, all adjustments that are required for the purpose of separating the testing facility from the Leased Premises shall be incurred by the Lessee.

7.	Completion of construction, modification of the Leased Premises and delivery thereof

7.1.	The Leased Premises shall be delivered to the Lessee in their condition "as-is."

7.2.
All works that are required for the purpose of adjusting the Leased Premises to the requirements and/or use of the Lessee shall be implemented by the Lessee and at its expense except for the adjustment works that are specified in Appendix C that will be implemented by the Lessor and at its expense prior to commencement of the Term of Lease.

7.3.
The Lessee shall be solely and exclusively responsible to obtain all permits and/or licenses the are required in accordance with the provisions set forth in any law for the purpose of operating its business in the Leased Premises and shall assure to obtain all permits and licenses required as aforesaid at its expense and on time when the Lessor shall not be response and/or held liable in connection therewith.

7.4.
The Lessee undertakes not to implement any modifications, repairs, additions or any other construction work in the Leased Premises that will harm and/or alter the façades of the Buildings. In addition, the Lessee shall not be entitled to implement any work that will harm the stability of the Building and/or any work whose implementation requires a construction permit. In case such works were implemented as aforesaid, without derogating from its right to consider such works as breach of the Agreement, the Lessor shall be entitled:

7.4.1.
To demand from the Lessee to demolish the works and in such circumstances the Lessee shall be entitled to demolish the works and implement all the repairs in the Leased Premises as required following the demolition so as to restore the Leased Premises to their condition prior to the implementation of the works, and in 14 days as of the date of receiving the demand of the Lessor and in case the Lessee fails to act in the said manner, the Lessor shall be entitled to implement the said works at the expense of the Lessee or;

7.4.2.
To hold and keep in its possession the works and the Lessee agrees that the works shall become the exclusive property of the Lessor and the Lessee shall not be entitled to receive any consideration in respect whereof.

7.4.3.
Notwithstanding the aforesaid, it is agreed that upon obtaining the prior and written approval of the Lessor the Lessee shall be entitled to implement works in the Leased Premises when the said works shall be implemented at the expense and under the responsibility of the Lessee.

7.5.
All works that are implemented in the Leased Premises by the Lessee shall be implemented by skilled and trained professionals and under the responsibility of the Lessee. Upon their implementation all works that are permanently attached to the Leased Premises shall become the property of the Lessor and the Lessee shall not be entitled to dismantle and/or remove these works from the Leased Premises upon vacating the Leased Premises by the Lessee and/or receive any payment in respect whereof from the Lessor, and shall not be entitled to any reduction of the Rent. Notwithstanding the aforesaid, the Lessor shall be entitled to demand from the Lessee to remove all or part of the works prior to expiration of the Term of Lease and the Lessee shall remove the said works upon receiving the demand of the Lessor and implement the repairs in the Leased Premises that are required as a result of such works as aforesaid so as to restore that part of the Leased Premises where the works were implemented to it prior state as received on the Lease Commencement Date except for reasonable wear. It is clarified that upon expiration of the Term of Lease the Lessee shall be entitled to remove from the Leased Premises additions that were added by the Lessee and that are not permanently attached to the Leased Premises.

7.6.	The adjustment works that are implemented in the Complex, outside the Leased Premises for the purpose of its lease to other lessees shall be implemented in full coordination with the

Lessee in order to prevent any disturbance and/or harm to the operation of the business of the Lessee in the Leased Premises.

7.7.	It is clarified that the air conditioning system in the Leased Premises shall be used solely by the Lessee and shall be operated by the Lessee under its sole responsibility.

7.8.	The Lessor shall install energy consumption meters for separate and accurate debiting for use of electricity and water by the Lessee.

8.	Purpose of Lease

8.1.	The Lessee hereby leases the Leased Premises for its business operations in the field of transducers, electronic components, weighing and the like.

8.2.	The Lessee hereby undertakes not to use and not to allow the use of the Leased Premises or any part thereof for any other purpose other than the Purpose of Lease as stated in section 8. 1 above.

9.	Rent

9.1.	In return for the lease of the Leased Premises and fulfillment of the other undertakings of the Lessee in accordance with this Agreement the Lessee undertakes to pay to the Lessor Rent as follows:

9.1.1.
During the years of lease of the Term of Lease the monthly Rent shall be in the amount of NIS 65,000 (sixty five thousand new Israeli shekels) per month in addition to linkage differentials to the Index as of the date of signing the Lease Agreement as stated in section 9.3 hereunder and in addition to statutory VAT.

9.1.2.
During the Option Term, if exercised, the Rent shall be in the amount of NIS 66,950 per month in addition to linkage differentials to the Index as of the date of signing the Lease Agreement as stated in section 9.3 hereunder and in addition to statutory VAT.

9.2.	Rent shall be paid in the following manner and in accordance with the following conditions:

9.2.1.
Upon commencement of the Term of Lease the Lessee shall pay an amount of NIS 195,000 (one hundred and ninety five thousand new Israeli shekels) in addition to statutory VAT, constituting Rent in respect of the first three months of the Term of Lease.

9.2.2.	As of Feb. , 2016 and every 3 months (on the 1st of each month in which payment is made), the Lessee shall pay the Rent in respect of the next three months in advance.

9.3.
The payments specified in section 9.1 hereinabove and each of the payments that are due from the Lessee to the Lessor in accordance with this Lease Agreement shall be linked to the Index in accordance with the following linkage terms:

If at the time of paying any amount at the expense of payment that is due from the Lessee it transpires that the new index, within its meaning hereunder, is higher than the Base Index, the Lessee shall pay to the Lessor the said amount increased by the rate in which the new index increased compared to the Base Index. Decrease in the index under the Base Index shall not entitle the Lessee to reduction of the paid amount.

"New Index" shall mean - the index that was published shortly before the actual payment of each amount that is due from the Lessee to the Lessor.

9.4.
The Lessee shall incur payment of value added tax imposed on the payment of the Rent. In addition to any payment that is due from the Lessee in accordance with this Agreement the Lessee shall pay to the Lessor, at the time of payment, the VAT applicable in respect whereof in its customary rate at the time of payment, against invoice that will be delivered to the Lessee in fourteen days as of the payment date.

9.5.
Any default by the Lessee in payment of any payment beyond 10 days to the Lessor shall incur interest in arrears at a rate of 6% a year, as of the date in which the debt was created and until payment is made in addition to VAT. A delay of up to 10 days in payment of Rent shall not constitute breach and shall not be charged with interest.

9.6.
The Lessee undertakes to pay the Rent and uphold all its other undertakings in accordance with this Agreement for the entire Term of Lease even if it ceases to use the Leased Premises and/or vacates the Leased Premises prior to expiration of the Term of Lease. The said in this section shall apply to the Option Term and/or the additional Option, if exercised.

9.7.
Without derogating from the foregoing, under no circumstances the Lessee shall be entitled to reduce the Rent. The Lessee shall be entitled to reduce the Rent even in circumstances of breakdown and the like or in any other circumstances in which the Lessee vacates the Leased Premises. In addition, under no circumstances the Lessee shall be entitled to offset from the Rent any amounts at the expense of expenses or reimbursement of payments for repair that it paid and which it argues that they apply to the Lessor, or any other debt that the Lessor owes the Lessee according to the argument of the Lessee, unless the Lessor granted its prior and written approval in respect whereof.

10.	Additional payments

10.1.
The Lessee shall solely incur all taxes, municipal taxes and mandatory levies, whether municipal and governmental that are imposed on a lessee that uses the Leased Premises. The Lessee shall make the said payments to the authorities on their statutory date as required. Property tax and lease fees to Israel Land Administration and all taxes that are imposed on the owner of the Leased Premises for the Term of Lease shall solely apply to the Lessor. The said payments shall be paid by the Lessor to the authorities on the statutory date as required.

It is clarified that if and to the extent that municipal taxes are imposed in respect of awnings and/or areas that are used by the Lessee, the Lessee shall incur the payment of municipal taxes in respect of these areas even if they are not included in the area of the Leased Premises and the provisions set forth in the Lease Agreement shall apply also with respect to these areas.

10.2.
During the entire Term of Lease the Lessee shall incur all payments and expenses in respect of the supply of water and electricity to the Leased Premises. The Lessee undertakes to engage by itself and at its expense with the local council/local water corporation and with Israel Electric Corp. in proper agreements for the purpose of installing separate meters for water and electricity to the Leased Premises prior to its entrance to the Leased Premises.

11.	Obligations of the Lessee

11.1.	During the Term of Lease the Lessee undertakes:

11.1.1.
To conduct its business in the Leased Premises in accordance with the Purpose of Lease - in compliance with the law. To the extent that conducting the business of the Lessee requires any license, to obtain such license as aforesaid and assure that the said license is in effect during the entire Term of Lease and uphold its terms.

11.1.2.
To conduct its business in the Leased Premises in a manner that no nuisance or disruption of any kind are caused to the Lessor, the other possessors of the Building, the Property or to the public as a result of its possession of the Leased Premises or as a result of its operation. Not to use the Leased Premises or any part thereof in a manner that will cause poisoning, odors, smoke and the like.

11.1.3.
To keep the Leased Premises clean and in working order, including systems and all installations thereof, and maintain them and repair promptly any damage and/or defect caused thereat and to maintain the Building and the Property clean and in working order and, without derogating from the generality of the aforesaid - not to discharge to the sewage network wastewater that is inappropriate to the existing system and/or that is not in compliance with the instructions set forth by the Ministry of Health.

11.1.4.
Not to install a sign or signs in the Leased Premises and surroundings thereof however solely in a manner and in dimensions to be approved by the competent entities and authorities and upon obtaining the prior and written approval of the Lessor.

11.1.5.
Not to hang or affix anything to the exterior walls and windows of the Leased Premises without obtaining all approvals and licenses that are required by law and without obtaining the prior and written approval of the Lessor.

11.1.6.
To observe strictly all laws, regulations and bylaws applicable to the Leased Premises and use thereof, and the business, the work and the operations of the business and make full and timely payment of penalties and payments imposed on the Leased Premises, if imposed.

11.1.7.
The Lessee is aware that the Lessor shall not be held liable for any damage and/or nuisance caused to the Lessee, if caused, by any of the lessees in the Building or in adjacent buildings and/or by anyone acting on its behalf and/or by any other third party, and it declares and agreed that by signing this Agreement it waives in advance any right of action and/or demand from the Lessor in respect of damage and/or nuisance caused to it as aforesaid.

11.1.8.
The Lessee undertakes to compensate the Lessor and indemnify the Lessor for any damage or expense caused to the Lessor due to a criminal or civil claim filed against it and the expenses required for the purpose of defending against such a claim - to the extent that such a claim as aforesaid derives from the negligence of the Lessee or anyone acting on its behalf or due to failure to uphold or due to the violation of the undertakings of the Lessee as stated in this Agreement.

11.1.9.
The Lessee undertakes not to assign its rights deriving from this Agreement or any part thereof to another or to others in any manner. In addition, the Lessee undertakes not to transfer the lease in the Leased Premises or a part thereof to another, and not to deliver, lease or allow to another to lease the Leased Premises or any part thereof, not to share with another the possession of the Leased Premises and/or use and/or enjoyment from the Leased Premises and not to grant to another any easement or any other right in the Leased Premises - whether or not for consideration and not to charge or mortgage its rights in accordance with this Agreement without obtaining the prior and written approval of the Lessor.

12.	Maintenance of the Leased Premises -

12.1.
The Lessee undertakes to use the Leased Premises in a prudent and reasonable manner and assure that during the entire Term of Lease the Leased Premises and all installations under its responsibility in connection therewith are in good and operable condition, ordered and clean. Without derogating from the foregoing, the Lessee shall repair any damage caused to the utilities located in the Leased Premises.

12.2.
The Lessor shall be responsible to repair damages in the Leased Premises that were caused due to defects in the construction and/or damages in the systems of the Building outside the Leased Premises and provided that the said responsibility shall not apply to modifications and additions and/or works that were implemented by the Lessee in the Leased Premises and/or damages that were caused due to negligence and/or carelessness of the Lessee and/or following implementation of works on its behalf whether by an act or omission and in such circumstances the Lessee shall incur the said damages. The Lessor shall be obligated to repair the said damages as stated above solely in circumstances in which failure to repair them prevents and/or harms and/or disrupts considerably the use of the Leased Premises.

12.3.
The Lessor shall not be responsible for the repair of defects that were caused or aggravated due to an act or omission of the Lessee, including following the omission of the Lessee to deliver notice regarding the defect during a reasonable time and/or following implementation of works on behalf of the Lessee and/or due to defective maintenance and/or defective use of the Leased Premises and systems thereof by the Lessee and/or following the refusal of the Lessee to allow the implementation of the repair.

12.4.
The Lessee undertakes to allow to the Lessor and/or anyone acting on its behalf, upon advance coordination, to enter the Leased Premises and perform from the Leased Premises repairs in the Leased Premises and/or repairs pertaining to other units in the project and/or public areas.

12.5.
The Lessee undertakes that at any time during implementation of any repairs in the Leased Premises by the Lessor and/or anyone acting on its behalf the Lessee or a representative on its behalf shall be present in the Leased Premises and shall take reasonable measures that are required for the purpose of protecting the content of the Leased Premises. The Lessor shall not be held liable towards the Lessee for any damage to the Leased Premises or content thereof arising out of failure to take such measures as aforesaid. Without derogating from the aforesaid, the Lessor undertakes to restore the Leased Premises to their previous state as reasonably as possible upon completion of the repairs.

12.6.
The Lessee undertakes to keep the Leased Premises in good condition and to use the Leased Premises fairly and not to cause any damage or breakdown to the Leased Premises at its expense. In the event of such damage that is caused to the Leased Premises and/or to the Property arising out of an act and/or omission as aforesaid by the Lessee and/or anyone acting on its behalf the Lessee undertakes to repair the said damage promptly.

Waste -

12.7.	Trash compactors - the Lessee shall be solely responsible and shall incur all expenses in connection with trash compactors.

12.8.
Disposal of hazardous materials - the Lessee shall be solely responsible and shall incur all expenses in connection with the disposal of hazardous materials or waste other than General Waste, including implementation of the disposal, responsibility for the disposal and anything related to these works.

12.9.
Disposal of general and ordinary waste (hereinabove and hereinafter: "General Waste" or "Ordinary Waste") - the disposal of Ordinary Waste by the Lessee shall be implemented by the municipality according to customary manners and at the expense of the Lessee. The Lessee shall be responsible and shall incur all expenses in connection with disposal of waste that is related to the work and activities of the Lessee, including industrial waste. The waste shall be disposed in the scope and at the times as customary by the municipality/entity responsible for waste disposal.

Air compressors and the designated air system of Lessee and air conditioning system -

12.10.	It is hereby clarified that the Lessee shall own, be responsible and shall incur all expenses in connection with air compressors.

12.11.	The Lessee shall incur all costs in connection with the maintenance and/or insurance and/or inspection and/or any other cost in connection with the air compressors.

12.12.
The air conditioning system that exists in the Property prior to signing this Agreement is solely owned by the Lessee and under its exclusive responsibility. The Lessee shall implement at its expense any alteration and/or adjustment in the air conditioning system and shall be responsible for the working order of the system.

13.	Liability and insurance

13.1.
Without derogating from the aforesaid in section 11 above, the Lessee shall be solely liable for any bodily damage and/or damage to property of any kind caused in the Property, the Building or the Leased Premises, to the Lessor or to any third party, including the employees of the Lessee arising out of equipment that is installed in the Leased Premises and/or works implemented in the Leased Premises and/or an act or omission of the Lessee and/or its employees and/or authorized persons and/or suppliers and/or customers and/or whoever performs services for him and/or anyone staying in the Property, the Building or the Leased Premises of the Lessee. The Lessee undertakes to indemnify the Lessor for any damage and/or expense and/or charge that the Lessor is required to pay in connection with such damage as stated above (to the extent that such damage was ruled in a judgment whose execution was not stayed), including the legal expenses incurred by the Lessor as a result of filing a claim against it in connection therewith, immediately upon receiving the first notice of the Lessor in connection therewith, and on the condition that the Lessor delivered written notice to the Lessee regarding any claim as aforesaid shortly after receiving this claim, afforded the Lessee to defend against such a claim and did not settle in the claim without obtaining the prior and written approval of the Lessor.

13.2.
Without derogating from the liability of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, prior to the date of receiving possession in the Leased Premises the Lessee undertakes to arrange and maintain for the entire term of this Agreement and at is expense the insurances specified in this section further below (hereinafter: "Lessee's Insurances") with a legally licensed and reputable insurance company:

13.2.1.
Contents insurance for the Leased Premises and insurance for the furniture, equipment, installations and stocks of any kind that are owned and/or under the responsibility of the Lessee and that are located in and/or outside the Leased Premises in the area of the Building and any alteration, improvement, renovation and addition to the Leased Premises that were implemented and/or that were implemented by the Lessee and/or for it against loss or damage due to fire, smoke, lighting, explosion, earthquake, riots, strikes, willful damage, storm, damage caused by fluids and splitting of pipes, accidental impact, impact by an aircraft and break-in on first loss basis (hereinafter: "Extended Fire Risks").

The said insurance shall include an express condition according to which the insurer waives the right of subrogation towards the Lessor and/or the services company and all employees on their behalf and towards the other lessees and/or tenants in the Property whose agreements include a mutual waiver clause towards the Lessee and provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who caused willful damage.

13.2.2.
Third party liability insurance in respect of loss or damage caused to the body and/or property of any person and/or entity and, without derogating from the generality of the aforesaid, including damage or loss to the Lessor, employees, lessees and other tenants in the Property and the guests in the Property in a liability limit that shall not fall below NIS 4,000,000 per event and in total for the insurance period.

The said insurance shall not be subject to any limitation regarding liability arising out of fire, explosion, panic, hoisting, loading and unloading devices, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, strike and lockout and claims of subrogation by the National Insurance Institute. The insurance shall be extended to indemnify the Lessor in respect of the liability for the acts and/or omissions of the Lessee subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each member of the insured.

13.2.3.
Employers' liability insurance in respect of the liability of the Lessee towards all its employees in a liability limit that shall not fall below $1,000,000 (one million U.S. dollars) per claimant, per event and in total for an annual insurance year.

This insurance shall not include any limitation regarding works in height and in depth, contractors, subcontractors and their workers, hours of work, baits and poisons and youth employment.

13.2.4.
Loss of profits insurance for the Lessee in full value in respect of damage that was caused to the Leased Premises and/or content thereof due to the risks specified in section 12.02.11 hereunder, for an indemnification period that shall not fall below 12 months. The insurance shall include an express condition stating that the insurer waives the right of subrogation towards the Lessor and/or the other lessees in the Property whose insurances include a parallel clause regarding waiver of the right of subrogation towards the Lessee. The said regarding waiver of the right of subrogation shall not apply in favor of a person who caused willful damage.

13.2.5.
Without derogating from the liability of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, prior to the date of receiving possession in the Leased Premises and/or prior to the date of commencement of implementation of any works in the Leased Premises by the Lessee and/or by anyone acting on its behalf and/or for the Lessee - upon the earlier - the Lessee undertakes to arrange and maintain a "dwelling under construction insurance" in connection with any work that is implemented by it and/or on its behalf and/or for it in the Leased Premises.

The name of the Insured in the dwelling under construction insurance shall be extended to include the Lessor and/or the Lessee and/or contractors and subcontractors and shall include the following chapters:

Chapter A - "All risk" insurance providing insurance coverage in full value for all the works that are implemented by the Lessee. This chapter shall include a clause regarding waiver of the right of subrogation towards all lessees and tenants in the Property whose insurances include a parallel clause regarding waiver of the right of subrogation towards the Lessee, provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who caused willful damage. The chapter shall include an express extension regarding property being worked upon and/or surrounding property in a liability limit of NIS 2,000,000 per event and per period.

Chapter B - third party liability insurance in respect of liability arising out of the works in liability limits that shall not fall below NIS 2,000,000 per event and in total for the insurance period.

The insurance shall not include any limitation regarding liability arising out of fire, explosion, panic, hoisting, loading and unloading devices, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, strike and lockout and claims of subrogation by the National Insurance Institute.

This chapter shall include a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured.

It shall be further stated, and for the avoidance of doubt, that the property of the Lessor shall be deemed as third party property for the purpose of this chapter except for surrounding property and property being worked upon that is insured in chapter A.

Employers' liability insurance in respect of liability towards anyone employed in the implementation of the works in a liability limit that shall not fall below $1,500,000 (one and a half million U.S. dollars) per claimant and $5,000,000 (five million U.S. dollars) per event and in total for an annual insurance period. This chapter will not include any limitation regarding works in height and in depth, hours of work, contractors, subcontractors and their workers and youth employment.

13.2.6.	The Lessee undertakes to deliver to the Lessor in 14 days as of the date of signing this Agreement, a certificate of insurance in accordance with the form enclosed with this Agreement as Appendix H.

13.3.
The Lessee undertakes to update the sums insured in respect of an insurance arranged under section 12.02.02 hereunder from time to time so that they will always reflect the full reinstatement value of the insured property.

13.4.
The Lessee undertakes to uphold the provisions set forth in the policies, make timely payments of the insurance premiums and extend the insurance policies for the Leased Premises from time to time as required and in a manner that these policies shall be in effect during the entire Term of Lease. No later than 7 days prior to the expiration of the insurance period of the Lessee's Insurances the Lessee undertakes to deposit with the Lessor a certificate of insurance as aforesaid in respect of extension of the insurances for an additional year. The Lessee undertakes to repeat and deliver the certificate of insurance on the required dates each insurance year and as long as this Agreement is in effect.

The Lessee's Insurances shall include an express condition according to which they prevail any insurance that was arranged by the Lessor and that the insurer waives any allegation and/or demand regarding the participation of the Lessor's insurances. In addition, the insurer shall undertake that the policies will not be diminished or canceled without delivery of a prior and written notice by mail to the Lessor at least 60 days in advance.

13.5.
The Lessee declares that it shall raise no allegations and/or demands and/or claims against the Lessor and/or the other lessees and/or tenants in the Property in respect of damage for which it is entitled to indemnification or for which it was entitled to indemnification if it had not been for the deductible amount specified in the policy, in accordance with the insurance that is arranged under sections 12.2.-12.6 above, and it hereby exempts the Lessor and/or the other lessees in the Building from any liability for such damage as aforesaid and on the condition - with relation to the other lessees and tenants in the Building - whose lease agreements or any other agreement granting them rights in the Building there is a parallel clause regarding exemption from liability in favor of the Lessee.

The said in this section shall add (and not derogate) to any other provision set forth in this Agreement regarding exemption from liability towards the Lessor.

13.6.
It is hereby clarified that the arrangement of the insurances by the Lessee shall not diminish or derogate in any other manner from the undertakings of the Lessee in accordance with this Agreement or release the Lessee from its obligation to compensate the Lessor and/or any person in respect of any damage caused directly or indirectly and for which it is liable. Payment of any insurance benefits shall only reduce from the amount of indemnification and/or compensation the Lessor shall be entitled to in respect of loss or damage.

13.7.
In addition to all the provisions set forth in the Agreement regarding the release of the Lessor from liability, the Lessee hereby releases the Lessor and the other lessees and users in the project from their liability for any damage for which the Lessee is entitled to indemnification (or for which it was entitled to indemnification) in accordance with the insurance arranged in accordance with the provisions set forth in this section, and it hereby exempts the Lessor and/or the other lessees and users in the project from any liability for damage as aforesaid.

13.8.
The Lessee undertakes to update the sums insured as required, uphold strictly all the provisions set forth in the policies and make timely payments of the premiums; in case the Lessee failed to uphold its undertakings as stated in this section the Lessor shall be entitled, however not obligated, to extend the insurance, pay insurance premiums and the like to the extent that it deems fit, and the Lessee undertakes to pay to the Lessor any amount the Lessor expends in connection with its actions as stated above.

13.9.	Lessor's insurances:

13.10.
Without derogating from the liability of the Lessor in accordance with the provisions set forth in any law during the entire term of the Agreement and during the entire Term of Lease the Lessor undertakes to arrange and maintain the following insurances with a legally licensed insurance company:

13.10.1.
Dwelling insurance for the Leased Premises including systems thereof against loss or damage caused by fire, smoke, lighting, explosion, earthquake, riots, strikes, willful damage, flood, storm, damage caused by fluids and splitting of pipes, accidental impact, impact by an aircraft, and break-in on first loss basis (hereinafter: "Extended Fire Insurance").

13.10.2.
The insurance shall include an express condition according to which the insurer waives any right of subrogation towards the Lessee and anyone acting on its behalf except for a person who caused willful damage.

13.10.3.
Loss of profits insurance (including rent, management fees) caused to the Lessor and/or the Management Company for an indemnification period of 12 months against loss or damage to the Building of the Leased Premises due to extended fire risks (except for break-in). It is agreed that the Lessor shall be entitled not to arrange a loss of profits insurance as aforesaid and provided that the exemption specified in the section hereunder shall apply as if the insurance was arranged in respect whereof.

13.10.4.	The insurance shall include an express condition stating that the insurer waives any right of subrogation towards the Lessee except for a person who caused willful damage.

13.10.5.
Third party liability insurance - providing insurance coverage for the liability of the Lessor and/or the Management Company in accordance with the provisions set forth in any law for any damage or loss caused to the body and/or property of any person and/or legal entity and, without derogating from the generality of the aforesaid, including damage or loss to the Lessee, its employees, and the other lessees and tenants in the Building and the guests of the Building, in a liability limit of NIS 4,000,000 per event and for the insurance period. The insurance shall be extended to indemnify the Lessee in respect of its liability for the acts and/or omissions of the Lessor subject to a cross-liability clause according to which the insurance shall be deemed to have been arranged separately for each of the members of the insured.

13.10.6.
Employers' liability insurance in respect of the liability of the Lessor and/or the Management Company towards all their employees and towards anyone acting on their behalf in respect of bodily damage and/or an occupational disease that might be caused to any of the employees as aforesaid in the course of and following their work in a liability limit of $5,000,000 per event and for the insurance period. This insurance shall not include any limitation regarding hours of work, works in height and in depth, baits and poisons and lawful youth employment. The said insurance shall be extended to indemnify the Lessee in case the Lessee is considered to be the employer of the Lessor's employees and/or the Management Company and/or anyone acting on its behalf.

13.11.
The Lessor declares that it shall raise no allegations and/or demands and/or claims against the Lessee in respect of damage for which it is entitled to indemnification, or for which it was entitled to indemnification if it had not been for the deductible amount specified in the policies, in accordance with the insurances that were arranged or that it should have arranged in accordance with the sections specified above, and it hereby exempts the Lessee from any liability for such damage as aforesaid.

13.12.
The Lessee shall incur the costs of the Lessor's insurances - dwelling only - at a rate of 35% of the total amount of the insurance costs of the Lessor. Payment shall be made in 7 days as of the date of receiving the demand of the Lessor in addition to VAT and against production of invoice.

13.13.	The parties shall deliver to each other the certificates of insurance applicable to them and that are in compliance with the provisions set forth in this Agreement.

14.	Licensing

14.1.
The Lessee undertakes to uphold all the statutory provisions that apply to the maintenance of the Leased Premises and use thereof and shall be responsible and undertakes to obtain any approval and/or license that are required for the purpose of operating its business in the Leased Premises. The Lessee undertakes to take measures and assure that its business will be conducted in accordance with any approval and/or license that are required on behalf of any municipal, governmental or other authority as the case may be, including, and derogating from the generality of the aforesaid, the approval of the fire department that will be obtained already during the stage of the design and adjustment of the Leased Premises to the requirements of the Lessee. The Lessor shall not be held liable towards the Lessee to obtain approvals or licenses from the competent authorities and that are required for the purpose of operating and conducting the business of the Lessee in the Leased Premises.

14.2.
The Lessee shall take measures during the entire Term of Lease to extend the licenses and approvals that are required so that the operation of the Leased Premises and work therein shall be in compliance with all relevant provisions set forth in any law and in accordance with the terms set forth in any license and/or instructions and/or regulations that are promulgated from time to time by any competent authority with relation to or in connection with the business of the Lessee that is operated in the Leased Premises.

14.3.
In case any authority stipulated the issuance of a license to operate the business of the Lessee on the implementation of modifications or installations in the Leased Premises, the Lessee shall be obligated to request the prior approval of the Lessor to implement any alteration as aforesaid and the provisions set forth in this Agreement regarding modifications and installations in the Leased Premises shall apply also with respect to these modifications and installations, mutatis mutandis.

14.4.
The Lessee declares that it is familiar with its business and with the terms of its licensing and that prior to signing this Agreement it was afforded the opportunity to inspect and that it actually inspected the compliance of the Property, the Building and the Leased Premises with the Purpose of Lease and the possibility to obtain a license or licenses that are required for the purpose of operating the business in accordance with the Purpose of Lease in the Leased Premises.

15.	Rights of the Lessor

15.1.
The Lessor shall be entitled, without obtaining the approval of the Lessee, to perform any construction, modification or addition in the Property and the Building at the sole discretion of the Lessor and as it deems fit from time to time.

15.2.
The Lessor shall be entitled to use any other part of the Building or any addition that was constructed or that will be constructed in the Building without restrictions and without having to obtain any approval of the Lessee at the sole discretion of the Lessor and as the Lessor deems fit from time to time.

15.3.
In case the Lessor decided to implement a modification or an addition in the area of the Leased Premises it shall not implement the said modification during the Term of Lease however after obtaining the prior approval of the Lessee.

15.4.
The Lessor or anyone acting on its behalf shall be entitled to enter the Leased Premises at any reasonable time and after advance coordination with the Lessee for the purpose of inspecting the performance of this Agreement by the Lessee and in order to show the Leased Premises to potential lessees.

15.5.
The Lessor shall be entitled to transfer and/or charge and/or mortgage its rights in the Leased Premises and/or transfer, charge and mortgage its rights and/or liabilities in accordance with this Agreement, in whole or in part, to whoever the Lessor deems fit and at any time without obtaining the approval of the Lessee and provided that the rights of the Lessee in accordance with this Agreement are not affected.

16.	Vacating the Leased Premises

16.1.
Upon expiration of the Term of Lease or upon termination of this Agreement for any reason, the Lessee undertakes to vacate the Leased Premises and deliver possession thereof to the Lessor when the Leased Premises are free from any person and article belonging to the Lessee and are clean and organized and in the state the Lessee received them from the Lessor, except for reasonable depreciation and wear; and when the Leased Premises include any renovation, improvement, addition or installation permanently affixed to the Leased Premises even if these were installed and added to the Leased Premises by the Lessee and at its expense, unless the Lessor demanded that the Lessee would remove such an addition or installation as aforesaid from the Leased Premises - and in such circumstances the Lessee undertakes to follow this demand.

16.2.
In case the Lessee failed to vacate the Leased Premises on time as stated in section 16.1, in addition to the right of the Lessor to claim the eviction of the Leased Premises, and in addition to any other right granted to the Lessor in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, and without derogating from any relief or right granted to the Lessor as stated above, the Lessee shall pay to the Lessor a daily amount equal to three times the last Rent that was paid by the Lessee prior to the eviction date, in respect of the period it was required to vacate the Leased Premises and until the date in which it vacates the Leased Premises. The said payment was set and is agreed as adequate usage fees and/or as fixed and pre-estimated liquidated damages that the parties calculated in advance.

16.3.	The payment of the adequate usage fees and/or the liquidated damages as stated above shall not relieve the Lessee from its obligation to vacate the Leased Premises.

16.4.
In case the Lessee failed to vacate the Leased Premises on time in accordance with the provisions set forth in section 16.1 above, the Lessor shall be entitled to claim from the Lessee all the amounts, taxes, payments, liabilities, rent, expenses for repairs, damages, adequate usage fees and any other payment, without exception, as stated in the Agreement in respect of the period from the time the Lessee was required to vacate the Leased Premises and until the date the Lessee vacates the Leased Premises, as if the Term of Lease continued and without derogating from the obligation of the Lessee to vacate the Leased Premises, and without derogating from any other relief the Lessor may seek in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law.

16.5.
Receiving adequate usage fees as stated above and the payments made in accordance with the provisions set forth in section 15.04 above shall not give rise to a relationship of lease between the Lessee and the Lessor in respect of the period subsequent to the date in which the Lessee was obligated to vacate the Leased Premises.

17.	Securities

17.1.
In order to assure the performance of the undertakings of the Lessee in accordance with this Agreement and to assure the payments applicable to the Lessee in accordance with the provisions set forth in this Agreement including the damages due to the Lessor in accordance with the provisions set forth in this Agreement, the Lessee shall furnish to the Lessor the following securities:

17.2.
The Lessee shall deposit with the Lessor a deposit in the amount of NIS 195,000 (in addition to VAT) that is equal to three months of lease to assure fulfillment of the undertakings of the Lessee (hereinafter: "Deposit"). This payment of a security to assure the undertakings of the Lessee shall not derogate from the undertakings of the Lessee to pay the Rent applicable to it in accordance with the dates set forth in the Agreement and already from the first month of the Term of Lease.

17.3.	In case the said Deposit is not used by the Lessee it shall be used for the purpose of paying the Rent for the last three months of lease prior to vacating the Leased Premises.

17.4.	The Deposit and/or forfeiture thereof in whole or in part shall not exhaust all the rights of the Lessor and/or constitute any evidence of the debts and/or undertakings of the Lessee.

17.5.
It is hereby agreed and declared expressly between the parties that the provision of the Deposit in accordance with the Agreement shall not constitute waiver on behalf of the Lessor of its right to other reliefs against the Lessee whether the said reliefs are specified in the body of the Agreement and whether the Lessor my seek Respondents reliefs in accordance with the provisions set forth in any law.

17.6.
It is clarified that the Deposit that is held by the Lessor during the entire Term of Lease is a fundamental provision in this Agreement. If and to the extent that the Lessor does not hold a Deposit for any reason, this shall constitute a fundamental breach of the Lease Agreement by the Lessee.

18.	Remedies for breach

18.1.
Without derogating from the said in section 17 hereunder and the specific remedies that are specified in this Agreement, the provisions set forth in the Contracts Law (Remedies for Breach of Contract), 5731-1970 shall apply to breach of this Agreement.

18.2.
In case the Lessee fails to keep the Leased Premises in good and operable condition and/or fails to repair anything that requires repair in the Leased Premises and/or fails to return the Leased Premises to the Lessor upon expiration of the Term of Lease in good condition as stated in the Agreement and/or in case any damage is caused to the Leased Premises during the Term of Lease and the said damage was not repaired by the Lessee; in addition to any other right the Lessor may exercise in such circumstances in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law the Lessor shall be entitled to implement any repair and/or perform any action that it deems fit for the purpose of repairing the damage and/or restoring the Leased Premises to their previous state at the expense of the Lessee.

18.3.
The Lessee hereby undertakes to pay to the Lessor immediately upon receiving its demand all reasonable and required amounts that the Lessor expended for the purpose of actions it performed in accordance with the provisions set forth in this section.

18.4.
Any delay and/or wait and/or lack of response, inaction or failure to take measures by any of the parties shall not be construed in any manner as waiver of any right of the parties in accordance with this Agreement with relation to a continuing or additional breach by the other party unless the said party waived any of its rights explicitly and in writing.

18.5.
In case the Lessee breached the entire Agreement or any section thereof and fails to cure the breach during a reasonable period of time and even though a written notice that set out a reasonable time to cure the breach was delivered, and in any event in which the Lessee defaults in payments of the Rent and/or any other payment and/or expense and/or taxes and/or any other amount and/or payment due from the Lessee in accordance with this Agreement or any part thereof the Lessor may, without derogating from any other right granted to the Lessor in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, terminate the Agreement and claim the immediate eviction of the Leased Premises and/or set a date for vacating the Leased Premises, as it deems fit, and in such circumstances the Agreement shall be terminated on the date set forth by the Lessor.

18.6.
In any event of termination of this Agreement due to its breach by the Lessee, the Lessor shall be entitled to any additional remedy it may seek by law in respect of the breach, including the relief of damages, an injunction and a mandatory injunction.

Notwithstanding the said in this Agreement and in addition thereof, in circumstances of breach of the Agreement following which the Lessee was evicted from the Leased Premises prior to expiration of the Term of Lease, the Lessee shall be obligated to pay to the Lessor, for the period as of the date of eviction and until expiration of the Term of Lease, reasonable damages that shall be equal to the loss of Rent the Lessor incurred as a result of the termination, whether in respect of the entire Term of Lease and whether for the period until the Leased Premises are leased to another Lessee, and thereafter, and until expiration of the Term of Lease due to loss of Rent, if any, due to lower Rent that will be paid by the other lessee. It is hereby agreed that the Lessor shall not be obligated to reduce the damage by leasing the Leased Premises for the remaining part of the Term of Lease or for its lease for lower Rent than the Rent specified in the Agreement, however if the Leased Premises was leased after termination of the Agreement, the amounts that any third party pays in respect of the lease of the Leased Premises shall be subtracted from the damages specified above in respect of the remaining Term of Lease, to the extent that a third party offers to lease the Leased Premises to another and the Lessor shall not unreasonably withhold such offer.

19.	General

19.1.
All payments that the Lessee is obligated to pay to the Lessor in accordance with this Agreement shall be paid by the Lessee to the Lessor in the offices of the Lessor or in any other address in Israel, as instructed by the Lessor to the Lessee.

19.2.	Arbitration:

Any dispute between the parties in anything relating to and arising out of this Agreement shall be referred to the decision of the Institution of Arbitration of the Israel Bar Association.

The parties declare that they read and understood the rules of the Institution for Arbitration of the Israel Bar Association that constitute an integral part of this Agreement.

The parties agree that the arbitration between them shall be held in accordance with the provisions set forth in the Arbitration Law 5728-1968, the rules of the Institution and the instructions set forth by the President of the Institution regarding the manner of conducting the arbitration between them in particular and/or conducting arbitrations in the Institution in general.

All the provisions set forth in this Agreement, the rules set forth by the Institution and the instructions set forth by the President as aforesaid shall be deemed as an arbitration agreement for all intents and purposes in accordance with the provisions set forth in the Arbitration Law 5728-1968.
The parties agree to the following:

A.	The arbitrator shall be subject to substantive law.

B.	The arbitrator shall be exempt from the procedures of the law.

C.	The arbitrator shall be subject to the law of evidence.

D.	The arbitrator shall be entitled to grant temporary reliefs in accordance with the rules.

E.	The arbitrator shall be entitled to deliver interim awards.

F.	The arbitrator shall be entitled to adjudicate by way of settlement.

The arbitral award may be appealed before an arbitrator in accordance with the provisions set forth in Section 21A of the Arbitration Law 5728-1968 and schedules thereof; in addition, the rules of the Institution for Arbitration shall apply to the appeal.

The parties undertake to incur equally the arbitrator's fees, the expenses in connection with the proceeding, including documentation of the course of arbitration, expert fees, if experts are appointed, fees, additional expenses and the like.

The parties undertake to cooperate with the arbitrator or the arbitrators, the President and the management of the Institution in anything related to the arbitration, and shall endeavor to the best of their ability to conduct the arbitration as efficiently and as quickly as possible.

The signature of the parties on this Agreement shall also constitute a signature an arbitration agreement/submission and whose conditions are as set forth above.

19.3.
In case the Lessee is more than one person or more than be legal entity or in case the Lessee is a partnership, the provisions set forth in this Agreement shall also apply to each of the members of the Lessee or each of the members of the partnership, as the case may be, and their undertakings in accordance with this Agreement shall be jointly and severally.

19.4.	It is hereby stipulated expressly that each of the undertakings of the Lessor is conditional on the prior fulfillment of the undertakings of the Lessee.

19.5.
For the avoidance of doubt, and notwithstanding the said anywhere else in this Agreement, the parties agree that the Lessor shall remain the owner of the generator, and the Lessor shall be solely and exclusively responsible in anything related to the generator.

19.6.
The parties declare and affirm that the this Agreement expresses fully anything agreed and stipulated between the parties and that the parties shall not be bound by any promise, publication, declaration, representation and undertakings, whether written and oral, that are not specified in this Agreement and that were made, if any, prior to signing hereof.

19.7.	The addresses of the parties for the purpose of this Agreement are:

The Lessor - 4 Hanapach St. Carmiel.

The Lessee - 26 HaRokmim St., Azrielie building (6 floor), Holon. , and in the Leased Premises, after commencement of the Term of Lease.

In Witness Whereof The Parties Hereto Have Hereunto Set Their Hands And Seal On The Day, Month And Year First Hereinabove Written:

/s/ Rachamin Martsiano	/s/ Amir Tal
Rachamin Martisiano	Amir Tal
The Landlord	The Lessee